HM SPRINGBOARD, INC.
STOCK OPTION PLAN

ARTICLE I.
PURPOSE
1.1    GENERAL. The purpose of the HM Springboard, Inc. Stock Option Plan (the “Plan”) is to promote the success and enhance the value of HM Springboard, Inc. (the “Company”) by linking the personal interests of the members of the Board, employees, and officers of the Company and any Subsidiary, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, and officers of the Company and its Subsidiaries upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan is effective on July 28, 2014 (the “Effective Date”).
ARTICLE II.
DEFINITIONS AND CONSTRUCTION
2.1    DEFINITIONS. The following words and phrases, when the initial letter is capitalized, shall have the following meanings:
(a)    “Affiliate” means with respect to any Person, (i) any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, or (ii) where applicable, an individual’s spouse and descendants (whether natural or adopted) and any trust formed solely for the benefit of such individual and/or such individual’s spouse and/or descendants.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Cause” has the meaning given in an employment or services agreement between the Participant and the Company or a Subsidiary, or in the absence of such agreement or in the absence of a definition of “cause” in such agreement, means the Participant’s dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board, and its determination shall be conclusive and binding.
(d)    “Change of Control” means the occurrence of all of the following:
(i)    any transaction (other than a sale of securities by the Company in a private placement or as contemplated by subparagraph (ii) below) as a result of which any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (excluding from the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting securities; or
(ii)    the consummation of a merger or consolidation of the Company with or into any other corporation or any other corporate reorganization if more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity (or any parent thereof) outstanding immediately after such merger, consolidation, or reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or reorganization; or
(iii)    the sale or disposition by the Company of all or substantially all of the Company’s assets.
The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.
(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.
(g)    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(i)    “Fair Market Value” shall mean, as of any date, the value of a share of Stock determined as follows:
(i)    If an independent appraisal of the value of a share of Stock has been obtained, the value as determined by the most recently completed appraisal prior to the date of determination (provided such appraisal is not more than 12 months old); or
(ii)    In the absence of such an appraisal, or if the Board determines in good faith that the most recent appraised value is no longer representative of the fair market value of a share of Stock, then Fair Market Value shall be determined in good faith by the Board.
(j)    “Good Reason” has the meaning given in an employment or services agreement between the Participant and the Company or a Subsidiary, or in the absence of such agreement or in the absence of a definition of “Good Reason” (or similar concept) in such agreement, means the occurrence of any of the following events after a Change of Control without the Participant's express written consent, and the failure of the successor corporation to cure such event or condition within 30 days after receipt of written notice from the Participant:
(i)    any of (A) the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant's position(s), duties, responsibilities or status with the Company immediately prior to such Change of Control, (B) a change in any material adverse respect in the Participant's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change of Control or (C) any removal or involuntary termination of the Participant from any position held by the Participant with the Company immediately prior to such Change of Control or any failure to re-elect the Participant to any position with the Company held by the Participant immediately prior to such Change of Control;
(ii)    a reduction by the Company in the Participant's rate of annual base salary or annual target bonus as in effect immediately prior to such Change of Control or as the same may be increased from time to time thereafter;
(iii)    any requirement of the Company that the Participant be based at a location in excess of 50 miles from the facility which is the Participant's principal business office at the time of the Change of Control; or
(iv)    a reduction of at least 5% in the aggregate benefits provided to the Participant and the Participant's dependents under the Company's employee benefit plans (including, without limitation, retirement, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel, accident insurance plans and programs) in which the Participant is participating immediately prior to such Change in Control.
(k)    “Incentive Stock Option” means an Option that meets the requirements of Section 422 of the Code or any successor provision thereto.
(l)    “Non-Qualified Stock Option” means an Option that does not qualify as an Incentive Stock Option.
(m)    “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods or upon the occurrence of one or more specified events. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
(n)    “Option Agreement” means any written agreement, contract, or other instrument or document evidencing an Option.
(o)    “Participant” means a person who, as a member of the Board, consultant to the Company or a Subsidiary or an Employee, has been granted an Option.
(p)    “Person” means any natural person, entity or any other natural person or entity in its own or any representative capacity
(q)    “Plan” means this HM Springboard, Inc. Stock Option Plan, as it may be amended from time to time.
(r)    “Stock” means the common stock of the Company, par value $0.001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 7.
(s)    “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE III.
SHARES SUBJECT TO THE PLAN
3.1    NUMBER OF SHARES.
(a)    SHARES RESERVED. Subject to Article 7, the aggregate number of shares of Stock which may be issued pursuant to Options shall be 662,400 shares. The maximum number of shares of Stock that may be issued pursuant to Incentive Stock Options is 662,400 shares.
(b)    SHARES COUNTED AGAINST RESERVE. To the extent that an Option terminates, expires, or lapses for any reason, any shares of Stock subject to the Option shall again be available for the grant of an Option. Additionally, any shares of Stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Option shall again be available for the grant of an Option. To the extent permitted by applicable law, shares of Stock issued in assumption of, or in substitution for, any outstanding Options of any entity acquired after the Effective Date of the Plan in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. To the extent that an Option is settled in cash or a form other than shares of Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan.
3.2    STOCK ISSUED. Any Stock issued pursuant to an Option may consist, in whole or in part, of authorized and unissued Stock or treasury Stock.
ARTICLE IV.
ELIGIBILITY AND PARTICIPATION
4.1    ELIGIBILITY.
(a)    GENERAL. Persons eligible to participate in this Plan include Employees, consultants to the Company and all members of the Board, as selected by the Board.
(b)    FOREIGN PARTICIPANTS. In order to assure the viability of Options granted to Participants employed in foreign countries, the Board may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Board may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.
4.2    ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from among all eligible individuals, those to whom Options shall be granted and shall determine the nature and amount of each Option. No individual shall have any right to be granted an Option pursuant to this Plan.
ARTICLE V.
STOCK OPTIONS
5.1    GENERAL. The Board is authorized to grant Options to Participants on the following terms and conditions:
(a)    EXERCISE PRICE. The exercise price per share of Stock subject to an Option shall be determined by the Board and set forth in the Option Agreement; provided that the exercise price for any Option shall not be less than 100% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, with respect to Options assumed from Design Within Reach, Inc. pursuant to the provisions of Section 1.5 of that certain Stock Purchase Agreement, dated as of July 17, 2014, with Herman Miller, Inc. (“HMI”), the sellers named therein and Glenhill Capital Advisors, LLC, in its capacity as the seller representative (the “Purchase Agreement”), such Options shall have an exercise price as determined pursuant to Section 1.5 of the Purchase Agreement.
(b)    TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under the Plan shall not exceed ten years. The Board shall also determine (i) the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised and (ii) the conditions under which the Options will be subject to forfeiture. The time and conditions of exercise for each Participant shall be set forth in each applicable Option Agreement.
(c)    PAYMENT. The Board shall determine the methods by which the exercise price of an Option may be paid and the form of payment, including, without limitation, cash, promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, shares of Stock held for longer than six months having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or other property acceptable to the Board, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.
5.2    INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to Employees and the terms of any such Incentive Stock Options must comply with the following additional provisions of this Section 5.2:
(a)    INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(b)    TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.
(c)    TRANSFER RESTRICTION. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (1) two years from the date of grant of such Incentive Stock Option or (2) one year after the transfer of such shares of Stock to the Participant.
(d)    EXPIRATION OF INCENTIVE STOCK OPTIONS. No award of an Incentive Stock Option may be made pursuant to this Plan after the Expiration Date.
(e)    RIGHT TO EXERCISE. Except as provided by Section 6.3, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
ARTICLE VI.
PROVISIONS APPLICABLE TO OPTIONS
6.1    OPTION AGREEMENT. Options under the Plan shall be evidenced by Option Agreements that set forth the terms, conditions and limitations for each Option as determined by the Board which may include the term of an Option, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Option.
6.2    LIMITS ON TRANSFER. No right or interest of a Participant in any Option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Board, no Option shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Board by express provision in the Option or an amendment thereto may permit an Option (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
6.3    BENEFICIARIES. Notwithstanding Section 6.2, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant upon the Participant’s death. In the absence of such a designation, or if such beneficiary does not survive the Participant, any Options exercisable at or following the Participant’s death may be exercised by the representative or representatives of the Participant’s estate, or if so directed by the representative of the Participant’s estate, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution. In addition, upon the Participant’s Disability, the Participant’s legal guardian may exercise the Participant’s Options on the Participant’s behalf. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Option Agreement applicable to the Participant, except to the extent the Plan and Option Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board and shall provide such proof of their rights hereunder as the Company reasonably requests. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Option shall not be effective without the prior written consent of the Participant’s spouse. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board.
6.4    STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Option, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Board shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Option, including a window-period limitation, as may be imposed in the discretion of the Board.
6.5    COMPANY RIGHTS WITH RESPECT TO STOCK. All shares of Stock issued pursuant to Options shall be subject to the provisions of Appendix A hereto.
ARTICLE VII.
CHANGES IN CAPITAL STRUCTURE
7.1    ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Board shall make such proportionate and equitable adjustments, if any, as appropriate to reflect such change with respect to (i) the number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the share limitations in Section 3.1) or that are the subject of Options; (ii) the terms and conditions of any outstanding Options (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the exercise price per share for any outstanding Options.
7.2    CHANGE OF CONTROL IN WHICH OPTIONS ARE NOT ASSUMED. Except as otherwise provided in the applicable Option Agreement, upon the occurrence of a Change of Control in which outstanding Options are not being assumed or continued,
(a)    All outstanding Options shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days; or
(b)    The Board may elect, in its sole discretion, to cancel any outstanding Options and pay or deliver, or cause to paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), equal to the product of the number of shares of Stock subject to such Options (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid or payable to holders of shares of Stock pursuant to such transaction exceeds (y) the exercise price applicable to such Award Stock.
With respect to the company’s establishment of an exercise window, (A) any exercise of an Option during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change of Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send notice of an event that shall result in such termination to all Participants who hold Options not later than the time at which the Company gives notice thereof to its shareholders.
7.3    CHANGE OF CONTROL IN WHICH OPTIONS ARE ASSUMED OR THE COMPANY IS THE SURVIVING ENTITY. If a Change of Control occurs and the Company is the surviving entity and any adjustments necessary to preserve the intrinsic value of the Participant’s outstanding Options have been made, or the Company’s successor at the time of the Change of Control irrevocably assumes the Company’s obligations under this Plan or replaces the Participants’ outstanding Options having substantially the same intrinsic value and having terms and conditions no less favorable to the Participant than those applicable to the Participants’ Options immediately prior to the Change of Control, then such Options or their replacement awards shall become immediately exercisable, in full, upon the Participant’s termination of employment within two years after the Change of Control if the participant’s employment:
(a)    Is terminated without Cause;
(b)    Terminates with “Good Reason”; or
(c)    Terminates under circumstances that entitle the Participant to accelerated exercisability under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.
7.4    OUTSTANDING OPTIONS – OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 7, the Board may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each Option as the Board may consider appropriate to prevent dilution or enlargement of rights.
7.5    NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Board under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Option or the grant or exercise price of any Option.
ARTICLE VIII.
ADMINISTRATION
8.1    BOARD. Unless and until the Board delegates administration to a committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a committee comprised of one or more members of the Board (the “Committee”), and in such event, the term “Board” shall apply to such Committee to whom such authority has been delegated to the extent of such delegation. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
8.2    ACTIONS. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Board or Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
8.3    AUTHORITY OF BOARD. Subject to any specific designation in the Plan, the Board has the exclusive power, authority and discretion to:
(a)    Designate Participants to receive Options;
(b)    Determine the type or types of Options to be granted to each Participant;
(c)    Determine the number of shares of Stock to which an Option will relate;
(d)    Determine the terms and conditions of any Option, including, but not limited to, the exercise price, any reload provision, any restrictions or limitations on the Option, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Option, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Option, based in each case on such considerations as the Board in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances an Option may be settled in, or the exercise price of an Option may be paid in, cash, Stock, other Options, or other property, or an Option may be canceled, forfeited, or surrendered;
(f)    Prescribe the form of each Option Agreement, which need not be identical for each Participant;
(g)    Decide all other matters that must be determined in connection with an Option;
(h)    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Option Agreement; and
(j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Board deems necessary or advisable to administer the Plan.
8.4    DECISIONS BINDING. The Board’s interpretation of the Plan, any Options, any Option Agreement and all decisions and determinations by the Board with respect to the Plan or any Option are final, binding, and conclusive on all parties.
ARTICLE IX.
EFFECTIVE AND EXPIRATION DATE
9.1    EFFECTIVE DATE. The Plan is effective as of the Effective Date.
9.2    EXPIRATION DATE. The Plan will expire on, and no Option may be granted after, the tenth anniversary of the Effective Date (the “Expiration Date”). Any Options that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Option Agreement.

ARTICLE X.
AMENDMENT, MODIFICATION, AND TERMINATION
10.1    AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
10.2    OPTIONS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted without the prior written consent of the Participant affected thereby.
ARTICLE XI.
GENERAL PROVISIONS
11.1    NO RIGHTS TO OPTIONS. No Participant, employee, or other person shall have any claim to be granted any Option, and neither the Company nor the Board is obligated to treat Participants, employees, and other persons uniformly.
11.2    NO STOCKHOLDERS RIGHTS. No Option gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Option.
11.3    WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or any Subsidiary, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Board may in its discretion and in satisfaction of the foregoing requirement require or allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Option (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the exercise of any Option in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the exercise of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
11.4    NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
11.5    INDEMNIFICATION. To the extent allowable pursuant to applicable law, each member of the Board or of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
11.6    RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
11.7    EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
11.8    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
11.9    FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
11.10    SECTION 409A.
(a)    It is the intention of the Company that no Option shall be deferred compensation subject to Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”), and the Plan and the terms and conditions of all Options shall be interpreted and administered accordingly.
(b)    The Company shall have complete discretion to interpret and construe the Plan and any Option Agreement in any manner that establishes an exemption from the requirements of Code Section 409A. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Option Agreement does not accurately reflect its intended establishment of an exemption from Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 11.10(b), any provision of the Plan or any Option Agreement would cause a Participant to incur any additional tax or interest under Code Section 409A, the Company shall reform such provision in a manner intended to avoid the incurrence by such Participant of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.
(c)    Notwithstanding the provisions of Section 7.1 to the contrary, (1) any adjustments made pursuant to Section 7.1 to Options shall be made in such a manner as to ensure that after such adjustment, the Options continue not to be subject to Code Section 409A; and (2) in any event, neither the Committee nor the Board shall have any authority to make any adjustments, substitutions or changes pursuant to Section 7.1 to the extent the existence of such authority would cause any Option to be subject to Code Section 409A.
11.11    GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Options in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock issued pursuant to the Plan. If the shares issued pursuant to the Plan may be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
11.12    GOVERNING LAW. The Plan and all Option Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to conflict of law principles thereof.

Appendix A
COMPANY’S RIGHTS WITH RESPECT TO STOCK

1)
Applicability. This Appendix A shall apply to any Stockholder (as defined herein) who is not subject to any other agreement with the Company that contains provisions relating to the Company’s rights with respect to Stock, such as a Stockholders Agreement.

2)	Definitions. The following words and phrases, when the initial letter is capitalized, shall have the following meanings:

a)
“Appraiser” shall mean Stout Risius Ross. If Stout Risius Ross is unable or unwilling to act as an appraiser and the parties cannot agree on a replacement appraiser within five (5) business days, each party to the transaction for which an appraiser is required hereunder shall choose an appraiser at the conclusion of such five- (5)- day period, and the appraisers so chosen shall promptly (within five (5) business days) select a single appraiser whose determination of Fair Market Value shall govern and shall be binding and conclusive.

b)
“Capital Stock” means (i) shares of Stock and (whether now outstanding or hereafter issued in any context), (ii) shares of stock issued or issuable upon conversion of any securities issued by the Company and (iii) shares of stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Stockholder, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by a Stockholder (or any other calculation based thereon), all shares of any securities convertible into equity shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

c)
“Determined Value” means the Fair Market Value as determined by the Appraiser who will be commissioned by the Company to perform an appraisal of the applicable Capital Stock as of the applicable Valuation Date (unless the applicable parties agree to a different valuation).

d)
“Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business trust, joint venture, unincorporated organization and governmental entity (or any department, agency or political subdivision thereof).

e)
“Fair Market Value” means the price, expressed in terms of cash equivalents, at which property would change hands between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arms length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.

f)	“Herman Miller” means Herman Miller, Inc., a Michigan Corporation.

g)
“Permitted Transferee” means (i) with respect to any Stockholder, any trust or other Entity formed solely for the benefit of a Stockholder or a Stockholder’s siblings, lineal antecedents or descendants, children, grandchildren, spouse or any other relatives approved by the Board, provided such Stockholder retains full management and control rights over the Capital Stock, and (ii) with respect to Herman Miller, any Affiliate of Herman Miller.

h)
“Pro Rata Share” of a Stockholder means (i) the number of shares of Capital Stock owned by such Stockholder multiplied by (ii) the ratio of (A) the total number of shares of Capital Stock being sold by Herman Miller in a Disposition pursuant to Section 5(a), divided by (B) the total number of shares of Capital Stock owned by Herman Miller immediately prior to such Disposition.

i)	“SEC” means the Securities and Exchange Commission.

j)	“Securities Act” means the Securities Act of 1933, as amended from time to time.

k)	“Stockholder” means each person who acquires shares of stock pursuant to the Plan or who receives an Option under the Plan.

l)
“Transfer” shall mean to sell, assign, transfer, convey, exchange, pledge, grant a security interest in or otherwise dispose of any Capital Stock or right therein, in each case, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

3)	Restrictions or Transfer of Capital Stock.

a)	Prohibited Transfers.

i)
No Stockholder shall have the right to Transfer all or any part of the Capital Stock owned or held by such Stockholder without the prior written consent of the Board. Notwithstanding the foregoing, a Stockholder may transfer Capital Stock to a Permitted Transferee.

ii)
For purposes of this Appendix, all references to Capital Stock owned or held by a Stockholder shall include all interests in Capital Stock now held or hereafter acquired by a spouse of such Stockholder (“Spouse”) as marital property or pursuant to the Spouse’s elective rights to deferred marital property or to an augmented marital property estate. The creation of an interest in the Capital Stock in the Spouse by operation of marital property or community property laws (e.g., by reason of reclassification by agreement between the Stockholder and the Stockholder’s Spouse or because the Stockholder acquires a portion or all of the Stockholder’s interest in exchange for property that is classified as marital property or community property) during such Stockholder’s lifetime shall not be deemed to be a Transfer of the Capital Stock or any portion thereof for purposes of this Section 3(a) so long as (a) the Capital Stock in which such interest is created continues to be registered in the name of such Stockholder and (b) such Stockholder maintains full management and control rights with respect to such Capital Stock; provided, however, that if either of the foregoing conditions shall cease to be satisfied, then such Stockholder and the Company shall have the option to purchase such Spouse’s interest in the Capital Stock in the sequence and manner and upon the same terms and conditions as specified in Section 3(b) hereof as if the marital relationship of such Stockholder and such Stockholder’s Spouse had been terminated. During the marriage of a Stockholder and the Stockholder’s Spouse, such Stockholder’s obligation to sell or offer to sell Capital Stock pursuant to this Appendix shall include an obligation on the part of such Stockholder’s Spouse to sell or offer to sell any interest of such Spouse in the Capital Stock in the same manner and upon the same terms and conditions. For the avoidance of doubt, a Spouse shall not be permitted to Transfer any interest in Capital Stock without the prior written consent of the Board.

b)	Marriage, Other Involuntary Transfer, Termination of Employment.

i)
Termination of Marriage of a Stockholder. Upon the termination of the marriage of a Stockholder, by reason of the death of such Stockholder’s Spouse or by divorce, if such Stockholder does not succeed to the marital property or other interest of such Stockholder’s Spouse in the Capital Stock held by such Stockholder, then such Stockholder shall have the right to purchase such interest from such Stockholder’s Spouse or the personal representative of such Spouse’s estate, as the case may be, at the Determined Value as set forth in clause (iv) hereof, or as otherwise agreed by the parties thereto. If such Stockholder elects to purchase all of his or her Spouse’s interest in the Capital Stock, he or she shall signify such election by delivering written notice to such effect to the Spouse or the personal representative of the Spouse’s estate, as the case may be, and to the Company within ninety (90) days after the date of the Spouse’s death or the effective date of termination of the marital relationship. If the Stockholder fails to exercise such right and option in full within such ninety (90) day period, then the Company shall have the option to purchase, during the ninety (90) day period following the later of (A) the expiration of the ninety (90) day period described in the preceding sentence, or (B) the date upon which the Company shall receive actual notice of the Spouse’s death or divorce, and the Spouse or the personal representative of the Spouse’s interest, as the case may be, shall be required to sell and transfer, some or all (as designated by the Company) of the Spouse’s interest in the Stockholder’s Capital Stock at the Determined Value as set forth in clause (iv) hereof, or as otherwise agreed by the parties thereto upon the giving of written notice to such effect to the Stockholder. With regard to shares of Capital Stock subject to the option to purchase, such Spouse or Spouse’s estate shall be under the same obligation to sell or to offer to sell such shares of Capital Stock in the same manner and upon the same terms and conditions as a Stockholder under clause (iii) hereof.

ii)
Involuntary Transfers. If any Capital Stock owned by any Stockholder shall be subject to sale or other Transfer by reason of (A) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (B) incompetency or insanity or (C) distraint, levy, execution or other involuntary transfer whether by operation of law or otherwise (an “Involuntary Transfer”), then such Stockholder shall give the Company written notice thereof promptly following the occurrence of such event stating the terms of such proposed transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the shares of Capital Stock are proposed to be transferred and the number of shares of Capital Stock subject to such Involuntary Transfer. Whenever the Company has any other actual notice or actual knowledge of any such attempted, impending or consummated Involuntary Transfer, it may give written notice thereof to the affected Stockholder. In either case, the Stockholder agrees to disclose in writing immediately to the Company all pertinent information in his or her, possession relating to such Involuntary Transfer. If any shares of Capital Stock are subject to any Involuntary Transfer, the Company shall at all times have the immediate and continuing right and option for a period of ninety (90) days after the Company first receives actual notice of such Involuntary Transfer to purchase such Capital Stock at the Determined Value as set forth in clause (iv) hereof, or as otherwise agreed by the parties thereto upon the giving of written notice to such effect to the Stockholder.

iii)
Termination of Employment. In the event that a Stockholder is no longer employed by the Company or any Affiliate of the Company (for any or no reason), or upon the Stockholder’s (or a Participant’s) exercise of an Option following his or her termination of employment from the Company or any Affiliate of the Company (for any or no reason), the Company shall have the option to purchase, during the ninety (90) day period following the termination of employment or any later exercise, as the case may be, and the Stockholder shall be required to sell and transfer, some or all (as designated by the Company) of the terminated Stockholder’s Capital Stock at the Fair Market Value. With regard to shares of Capital Stock subject to the option to purchase, such Stockholder shall be under the same obligation to sell or to offer to sell such shares of Capital Stock in the same manner and upon the same terms and conditions as a Stockholder under clause (iv) hereof.

iv)
Company Option. If a Stockholder’s Capital Stock is subject to the Company’s purchase option governed by clauses (i), (ii) or (iii) hereof, the Company shall at all times have the immediate and continuing right and option for a period of ninety (90) days after the Company first receives actual notice of such Transfer to purchase such shares of Capital Stock, in accordance with the provisions of this clause (iv), at the Determined Value as of the Valuation Date. For purposes of this clause (iv), the “Valuation Date” shall mean (A) in the case of a purchase to which clause (i) applies, the date of the termination of the marriage giving rise to the repurchase right, (B) in the case of a purchase to which clause (ii) applies, the date on which the Company receives actual notice or actual knowledge of the Involuntary Transfer, and (C) in the case of a purchase to which clause (iii) applies, the date on which the Stockholder’s employment terminates or the date on which the Stockholder (or Participant) exercises an Option following such employment termination, as the case may be. Notwithstanding anything herein to the contrary, if the time period for the Company to exercise its purchase right hereunder would result in negative accounting treatment for the Company with respect to the Options, then the Company’s right to exercise its purchase rights shall be delayed to the minimum extent necessary for such negative accounting treatment to be avoided, the time period set forth herein shall be measured with respect to such delayed date, and this Appendix shall be deemed amended accordingly to reflect such delay.

v)
Assignment of Company Purchase Option. The Board may freely assign the Company’s purchase option under this subsection (b), in whole or in part. Any Stockholder who accepts an assignment of the Company’s purchase option under this subsection (b) shall assume all of the Company’s rights and obligations under this subsection (b).

c)
Effect of Failure to Comply. Any purported Transfer not made in compliance with the requirements of this Appendix shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. By exercising an Option, the Participant acknowledges and agrees that any breach of this Appendix would result in substantial harm to the Company for which monetary damages alone could not adequately compensate. Therefore, each Participant and the Company unconditionally and irrevocably agrees that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Capital Stock not made in strict compliance with this Appendix).

4)	Exempt Transfers.

a)
Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 3(b) and 3(c) shall not apply to any Transfer by a Stockholder to a Permitted Transferee; provided, in the case of any such transfer, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer; provided, further in a case of any transfer pursuant to this Section, such transferee shall become a party to this Appendix by executing an Adoption Agreement in a form reasonably acceptable to the Company; provided, further, that each Stockholder proposing to make a Transfer permitted by this Section shall deliver a notice to the Company and Herman Miller not later than thirty (30) days prior to the consummation of such Transfer setting forth the name of the proposed transferee and the terms and conditions of such Transfer; and provided, further, all such permitted Transfers shall be made in compliance with applicable federal and state securities laws.

5)	Drag-Along Rights.

a)
Drag-Along Rights. If Herman Miller desires to sell, Transfer, redeem or otherwise dispose of at least a majority of the shares of Capital Stock owned by Herman Miller to a Person other than a Permitted Transferee (a “Disposition”), then, at the option of Herman Miller, the Stockholders shall be obligated to participate in such Disposition as set forth in this Section 5(a) on a pro rata basis on the same terms, price and conditions as Herman Miller. For purposes of this Section 5(a), each Stockholder shall be obligated to dispose of a number of shares of Capital Stock in connection with the Disposition equal to its Pro Rata Share. Herman Miller shall give the Management Stockholders written notice of any Disposition at least thirty (30) days prior to the closing of the Disposition and such notice shall (i) provide the Management Stockholders with the date of closing for the Disposition, and (ii) indicate whether Herman Miller is exercising its rights pursuant to this Section 5(a).

b)
Indemnification Obligations. Notwithstanding anything in this Appendix to the contrary, the Stockholders shall be severally (but not jointly) obligated to join on a pro rata basis (based on each such Stockholder’s Pro Rata Share) in any indemnification obligation that Herman Miller has agreed to in connection with the Disposition subject to this Section 5 (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder’s title to and ownership of Capital Stock, for which such Stockholder shall be solely responsible); provided, however, that unless a prospective transferee permits a Stockholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Stockholders (based on the number of shares of Capital Stock being sold in such Disposition); provided further that no Stockholder shall be obligated in connection with such Disposition to indemnify the prospective transferee in an aggregate amount in excess of the net cash proceeds actually paid to and received by such Stockholder in such Disposition. Each Stockholder shall enter into any indemnification or contribution agreement reasonably requested by Herman Miller to ensure compliance with this Section 5. Each Stockholder shall pay its Pro Rata Share (as if such expenses reduced the aggregate proceeds available for distribution to the Stockholders in such Disposition) of the expenses incurred by the Stockholders in connection with such Disposition to the extent such expenses are incurred for the benefit of all Stockholders. Expenses incurred by any Stockholder on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such Stockholder in connection with such Disposition) will not be considered costs incurred for the benefit of all Stockholders and, to the extent not paid by the Company, will be the responsibility of such Stockholder.

6)	Put and Call Rights.

a)
Put by Stockholders. The provisions of this Section 6 shall apply solely to shares of Capital Stock that are (x) issued under the Options assumed from Design Within Reach, Inc. pursuant to the provisions of Section 1.5 of the Purchase Agreement, (y) purchased from the Company by those employees of Design Within Reach, Inc. who were permitted to purchase such shares in connection with the settlement of claims related to their purported invalid option grants, and (z) issued under the Options designated as “matching options” that are granted by the Company in connection therewith (collectively, the Options described in clauses (x) and (z) are referred to herein as the “Transaction Options”). All references herein to the “Closing Date” shall mean the Closing Date as so defined in the Purchase Agreement.

i)
During the first Window Period (as defined below) that includes or follows the second (2nd) anniversary of the Closing Date, a Stockholder shall have the right to require the Company to purchase at Fair Market Value from such Stockholder all or any number of the shares of Capital Stock then owned by the Stockholder equal to twenty percent (20%) of the aggregate of (A) the total number of shares of Stock subject to the Stockholder’s Transaction Options and (B) the total number of shares purchased by the Stockholder as described in clause (y) above (collectively, the “Transaction Shares”).

ii)
During the first Window Period that includes or follows the third (3rd) anniversary of the Closing Date, the Stockholder shall have the right to require the Company to purchase from such Stockholder at Fair Market Value all or any number of shares of Capital Stock then owned by the Stockholder equal to the difference between (i) thirty percent (30%) of the Stockholder’s Transaction Shares and (ii)  the actual number of shares the Stockholder put to the Company pursuant to Section 6(a)(i).

iii)
During the first Window Period that includes or follows the fourth (4th) anniversary of the Closing Date, the Stockholder shall have the right to require the Company to purchase from such Stockholder at Fair Market Value all or any number of shares of Capital Stock then owned by the Stockholder equal to the difference between (i) forty percent (40%) of the Stockholder’s Transaction Shares less and (ii) and the actual number of shares the Stockholder put to the Company pursuant to Sections 6(a)(i) and (ii).

iv)
During the first Window Period that includes or follows the fifth (5th) anniversary of the Closing Date, the Stockholder shall have the right to require the Company to purchase at Fair Market Value all remaining issued and outstanding Transaction Shares owned by such Stockholder.

v)
In the event that a Stockholder’s employment by the Company or any Affiliate of the Company terminates (for any or no reason), the Stockholder shall have the right to require the Company to purchase at Fair Market Value during the first Window Period that includes or follows such termination of employment all issued and outstanding shares of Stock owned by such Stockholder during such Window Period.

vi)
In the event that, by the end of the first Window Period that includes or follows the fifth (5th) anniversary of the Closing Date, a Stockholder shall not have sold to the Company all the Transaction Shares then owned by such Stockholder, the Company shall have the option to purchase, during the thirty (30) day period following the end of such Window Period, and the Stockholder shall be required to sell and transfer, some or all (as designated by the Company) of the Transaction Shares at their Fair Market Value.

b)
Put Procedure. If a Stockholder shall elect to sell such Capital Stock pursuant to subsections (a)(i) through (v) above, then the Stockholder shall give written notice to the Company of such intent during the relevant Window Period. Such notice shall specify the number of shares of Stock to be sold (the “Put Stock”) . Such written notice shall constitute an offer to sell the Put Stock to the Company as provided therein. Such written notice shall be accompanied by the stock certificates for the shares of Put Stock, together with stock transfer instruments executed in blank sufficient to effect the transfer of all such Put Stock, which shall be held by the Company in trust pending completion of such transaction.

c)
Call Procedure. If the Company shall elect to purchase such Stock pursuant to subsection (a)(vi) above, then the Company shall give written notice to the Stockholder of such intent prior to the end of the thirty (30) day call period specified in subsection (a)(vi) above. Such notice shall specify the number of shares of Stock to be purchased (the “Call Stock”).

d)
Purchase Obligations. Upon delivery of the written notice by the Stockholder pursuant to subsection (b) hereof or the Company pursuant to subsection (c) hereof, the Company (or its designee) shall have the obligation to purchase the Put Stock, and the Stockholder shall have the obligation to sell the Call Stock, as the case may be, at a price equal to the Fair Market Value of such Stock (the “Purchase Price”). Such Purchase Price shall be payable, upon receipt of original stock certificates and duly executed stock powers evidencing the conveyance of the Stock to Company (or its designee) in form reasonably acceptable to the Company by wire transfer to an account designated by Stockholder within thirty (30) days following receipt of such written notice.

e)
Determination of Fair Market Value; Definition of Window Period. As long as the put and/or call options set forth in this Section 6 remains outstanding, the Company shall, at its expense and on an annual basis, cause an Appraiser to determine the Fair Market Value for purposes hereof as of May 31 in accordance with Section 3(b)(iv) (the “Appraisal”). The “Window Period” shall be the sixty (60) day period following the Company’s receipt of the annual Appraisal. The Company shall provide notice to the Stockholders of the Window Period and a copy of the Appraisal to the Stockholders promptly following the Company’s receipt thereof.

7)	Financial Information and Reports.

a)	The Company will furnish the following information without charge to any Stockholder:

i)
as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, with comparisons to the Approved Budget, all prepared in accordance with generally accepted accounting principles applied (“GAAP”) (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP); and

ii)
within sixty (60) days after the end of each fiscal year of the Company, the Company’s unaudited financial statements (balance sheet, income statement and statement of cash flow) as of the end of such fiscal year, prepared substantially in accordance with GAAP on a consistent basis (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP).

b)
Inspection Rights.  The Company shall, upon reasonable notice and during normal business hours, allow each Stockholder to (i) examine the books and records of the Company, and (ii) request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations; provided, that the Company may, in its discretion, not disclose or provide access to any Stockholder to highly confidential proprietary information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

8)	Voting Agreement.

a)
Agreement to Vote Shares. Each Stockholder agrees to vote all of his, her or its shares of voting securities in the Company, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote (together the “Designated Shares”), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders (each such case is referred to herein as a “Vote”), the following persons shall be elected to the Board at each election of directors:

i)	Three (3) individuals designated by Herman Miller, Inc. (whose initial designees shall be Brian Walker, Ben Watson, and Timothy Lopez);

ii)	One (1) individual designated by Herman Miller, which individual shall be independent and shall have retail/consumer business experience;

iii)	So long as John McPhee is employed by the Company, one (1) individual designated by John McPhee (whose initial designee shall be John McPhee); and

iv)	So long as John Edelman is employed by the Company, one (1) individual designated by John Edelman (whose initial designee shall be John Edelman).

b)
Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Designated Shares from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at six (6) directors.

c)
No Voting Trusts. No Stockholder shall deposit, nor permit any entity under the Stockholder’s control to deposit, any of his or her Designated Shares in a voting trust or subject any of his or her Designated Shares to any agreement, arrangement or understanding with respect to the voting of his or her Designated Shares inconsistent with this Appendix.

d)
Stockholder’s Representations. Each Stockholder severally represents that: (i) the Stockholder has the complete and unrestricted power and unqualified right (subject to spousal consent, if applicable) to become bound by and perform the terms of this Appendix; and (ii) this Appendix constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms.

9)
Specific Performance and Remedies. The Company and each Stockholder (each a “party”) hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Appendix and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party shall seek, and each party hereby waives any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party’s obligations under this Appendix, such defaulting party shall be liable to the non-defaulting party for all litigation costs and attorneys’ fees incurred by the non-defaulting party(ies) in connection with the enforcement of any of the non-defaulting party’s rights or remedies against the defaulting party.

10)	Legend.
Each certificate representing shares of Capital Stock held by the Stockholders or issued to any permitted transferee in connection with a transfer permitted by this Appendix shall be endorsed with the following legend:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS IS NOT REQUIRED AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT OR SUCH LAWS IS NOT REQUIRED.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF THE HM SPRINGBOARD, INC. STOCK OPTION PLAN. COPIES OF SUCH PLAN MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.
Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section to enforce the provisions of this Appendix, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Appendix at the request of the holder.

11)	Miscellaneous.

a)
Term. This Appendix shall cease to apply, with respect to any Stockholder, when such individual ceases to be a Stockholder of the Company. Notwithstanding the foregoing, Section 12(m) shall survive the termination of this Appendix.

b)
Stock Split. All references to numbers of shares in this Appendix shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Plan.

c)
Notices. All notices and other communications given or made pursuant to this Appendix shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to:

if the Company:
HM Springboard, Inc.
c/o Herman Miller, Inc.
855 East Main Street
Zealand, MI 45464
Attention: H. Timothy Lopez
Facsimile: (616) 654-5234

if the Stockholder, at his or her address most recently on file with the
Company.
or to such e-mail address, facsimile number, or address as subsequently modified by written notice given in accordance with this subsection (c). If notice is given to the Company, a copy shall also be sent to Foley & Lardner LLP, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202; facsimile number: (414) 297-4900; attention Kevin D. Makowski. Each Stockholder acknowledges and agrees to receive any communications given or made by the Company in accordance with applicable law or this Appendix by electronic mail or other electronic transmission in accordance with the email address or facsimile numbers provided by the Company. In the event that a Stockholder changes his, her or its email address or facsimile number, such Stockholder agrees, upon request from the Company, to supply an alternative email address, if one is available.

d)
Entire Agreement. This Appendix constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

e)
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Appendix, upon any breach or default of any other party under this Appendix, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Appendix, or any waiver on the part of any party of any provisions or conditions of this Appendix, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Appendix or by law or otherwise afforded to any party, shall be cumulative and not alternative.

f)
Waivers. No waivers of or exceptions to any term, condition or provision of this Appendix, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Any amendment, termination or waiver affected in accordance with this subsection shall be binding on all parties hereto, even if they do not execute such consent.

g)	Transfers, Successors and Assigns.

i)
The terms and conditions of this Appendix shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Appendix, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Appendix, except as expressly provided in this Appendix.

ii)
The rights of the Stockholders hereunder are not assignable without the Company’s written consent, except by each Stockholder to any constituent, partner, member or stockholder of such Stockholder or to an entity or entities controlled by, or under common control with, such Stockholder. Except as expressly set forth herein or in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

h)
Consent of Spouse. If any Stockholder is married on the date this Appendix becomes applicable to such Stockholder, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form prescribed by the Company (“Consent of Spouse”), effective on the date thereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s shares of Capital Stock that do not otherwise exist by operation of law or the agreement of the parties. If any Stockholder should marry or remarry subsequent to the date this Appendix becomes applicable to such Stockholder, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Appendix by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Appendix and agreeing and consenting to the same.

i)
Confidentiality. Each Stockholder agrees that such Stockholder will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Appendix, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this subsection by such Stockholder), (ii) is or has been independently developed or conceived by the Stockholder without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Stockholder may disclose confidential information (A) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (B) to any prospective investor of any Capital Stock from such Stockholder as long as such prospective investor agrees to be bound by the provisions of this subsection, or (C) as may otherwise be required by law, provided that the Stockholder takes reasonable steps to minimize the extent of any such required disclosure.